As filed with the Securities and Exchange Commission on March 9, 2020

Registration No. 333-236975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALGONQUIN POWER & UTILITIES CORP.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	4911	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

354 Davis Road
Oakville, Ontario, Canada L6J 2X1
(905) 465-4500
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue, New York, NY 10011
(212) 590 9070
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

David Bronicheski Chief Financial Officer 354 Davis Road Oakville, Ontario, Canada L6J 2X1 (905) 465-4500	John T. Gaffney, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York, United States 10166-0193 (212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement is declared effective, as determined by market conditions.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.  ☐   Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒   At some future date (check the appropriate box below):

     1.  ☐   pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

     2.  ☐   pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

     3.  ☐   pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

     4. ☒   after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on Form F-10 (this “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form F-10 is being filed solely for the purpose of amending the requested timing of effectiveness. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

EXHIBITS TO FORM-10

Exhibit	Description
4.1*
Annual Information Form of the Corporation for the financial year ended December 31, 2019, dated February 27, 2020 (incorporated by reference from Exhibit 99.1 to the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2019, filed on February 28, 2020).

4.2*
Audited comparative consolidated financial statements of the Corporation and the notes thereto for the years ended December 31, 2019 and December 31, 2018, together with the reports of the independent registered public accounting form thereon (incorporated by reference from Exhibit 99.2 and Exhibit 101 to the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2019, filed on February 28, 2020).

4.3*
Management’s discussion and analysis for the audited comparative consolidated financial statements for the financial years ended December 31, 2019 and 2018 (incorporated by reference from Exhibit 99.3 to the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2019, filed on February 28, 2020).

5.1*	Consent of Ernst & Young LLP with respect to the financial statements of Algonquin.
5.2*	Consent of Gibson, Dunn & Crutcher LLP.
5.3*	Consent of Blake, Cassels & Graydon LLP.
6.1*	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).
7.1*	Form of Senior Indenture (incorporated by reference from Exhibit 7.1 to the Corporation’s Registration Statement on Form F-10 filed on September 7, 2018).
7.2*	Form of Subordinated Indenture (incorporated by reference from Exhibit 7.2 to the Corporation’s Registration Statement on Form F-10 filed on September 7, 2018).
7.3*	Form of Junior Subordinated Indenture, between the Corporation and The Bank of New York Mellon Trust Company, N.A.
7.4*
Indenture, dated as of October 17, 2018, by and among the Corporation, American Stock Transfer & Trust Company, LLC, as United States trustee, and AST Trust Company (Canada), as Canadian Trustee (incorporated by reference to Exhibit 99.2 to the Corporation’s Report on Foreign Private Issuer on Form 6-K filed on October 17, 2018).

7.5*	Statement of Eligibility of American Stock Transfer & Trust Company LLC, as trustee on Form T-1 for the form of Senior Indenture.
7.6*	Statement of Eligibility of American Stock Transfer & Trust Company LLC, as trustee on Form T-1 for the form of Subordinated Indenture.
7.7*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee on Form T-1 for the form of Junior Subordinated Indenture.
101.1	Interactive Date File (included in Exhibit 4.2).
*	Previously filed.

II-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
(b)	Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada, on this 9th day of March, 2020.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ David Bronicheski
	Name:	David Bronicheski
	Title:	Chief Financial Officer

[Signature Page to Algonquin Power & Utilities Corp. Form F-10]

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ *	Chief Executive Officer and Director (principal executive officer)	March 9, 2020
Ian Robertson

/s/ David Bronicheski	Chief Financial Officer (principal financial officer and principal accounting officer)	March 9, 2020
David Bronicheski

/s/ *	Director, Chair of the Board	March 9, 2020
Kenneth Moore

/s/ *	Director	March 9, 2020
Dilek L. Samil

	Director	March 9, 2020
Christopher J. Ball

/s/ *	Director	March 9, 2020
Christopher K. Jarratt

/s/ *	Director	March 9, 2020
Masheed H. Saidi

/s/ *	Director	March 9, 2020
George L. Steeves

/s/ *	Director	March 9, 2020
Melissa Stapleton Barnes

/s/ *	Director	March 9, 2020
D. Randy Laney

	Director	March 9, 2020
Christopher Huskilson
* By:	/s/ Jennifer Tindale
Name:	Jennifer Tindale
Title:	Attorney-in-fact

By:	/s/ Arun Banskota
Name:	Arun Banskota
Title:	Attorney-in-fact

[Signature Page to Algonquin Power & Utilities Corp. Form F-10]

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the Registration Statement solely in the capacity of the duly authorized representative of Algonquin Power & Utilities Corp. in the United States on March 9, 2020.

By:	/s/ Greg Sorensen
	Name:	Greg Sorensen
	Title:	President, Liberty Utilities Co.

[Signature Page to Algonquin Power & Utilities Corp. Form F-10]